SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) November 3, 2006

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

The information in this Form 8-K, including Exhibit 99, is furnished, not filed, pursuant to Item 7.01 of Form 8-K.

On November 5-7, 2006, representatives of management of Entergy Corporation will participate in the Edison Electric Institute Financial Conference in Las Vegas, Nevada. Copies of handouts to be used during the conference are attached as Exhibit 99.1 to this Form 8-K. The handouts will also be available on Entergy Corporation's web site at http://www.entergy.com/investor_relations under "Events ."

As previously announced, Mr. J. Wayne Leonard, the Chairman and Chief Executive Officer of Entergy Corporation will deliver a presentation regarding the Company to participants in the conference on November 7, 2006. The presentation is expected to start at approximately 7:30 a.m. Pacific time. A live webcast of the presentation will be available on the Investor Relations section of Entergy Corporation's corporate web site at http://www.entergy.com. A replay of the webcast will be available later that day on the web site.

Item 9.01 Financial Statements, Pro Forma Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Presentation on Entergy Corporation at the 41st Edison Electric Institute Financial Conference beginning November 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation

By: /s/ Nathan E. Langston
Nathan E. Langston
Senior Vice President and
Chief Accounting Officer

Dated: November 3, 2006